UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2021
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

On February 11, 2021, Nu Skin Enterprises, Inc. (the “Company”) filed a Form 8-K reporting that, on February 9, 2021, the Company’s Board of Directors appointed Ryan S. Napierski as the Company’s Chief Executive Officer effective upon Ritch N. Wood’s departure as Chief Executive Officer on September 1, 2021. This Form 8-K/A amends that Form 8-K to disclose the compensation arrangements in connection with Mr. Napierski’s promotion.

On August 3, 2021, the Compensation and Human Capital Committee (the “Committee”) of the Company’s Board determined that, effective September 1, 2021, Mr. Napierski’s annual salary will increase to $900,000 and his target bonus percentage will be 110% of salary. The Committee also approved a grant of restricted stock units (“RSUs”) to Mr. Napierski having a grant value of approximately $700,000 and performance-based stock options (“PSOs”) having a grant value of $1,050,000. The RSUs will vest 25% in February of each of 2022, 2023, 2024 and 2025, and the PSOs will vest, if at all, in two tranches based on the Company’s earnings per share in 2022 and 2023, respectively. The Committee currently anticipates increasing the grant value of Mr. Napierski’s annual equity incentive award to approximately $3,350,000 in 2022. In addition, Mr. Napierski will continue to participate in the Company’s previously disclosed Executive Severance Policy, except now with the severance payment amounts specified for the CEO. For more information about this policy, see the Company’s Form 8-K filed on October 20, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
Chief Financial Officer

Date: August 9, 2021